Exhibit 99.1
Backblaze Announces Second Quarter 2024 Financial Results

43% Revenue Growth in B2 Cloud Storage, 27% Revenue Growth Overall in Q2 2024

San Mateo, CA (August 8, 2024)—Backblaze, Inc. (Nasdaq: BLZE), the cloud storage innovator delivering a modern alternative to traditional cloud providers, today announced results for its second quarter ended June 30, 2024.

“Q2 marked another strong growth quarter for Backblaze, along with efficient execution driving continued margin expansion and momentum moving up-market,” said Gleb Budman, CEO of Backblaze. “We continued our recent string of innovations with the launch of Backblaze B2 Live Read in June. This transformative, patent-pending feature enables customers to use their data during the upload process, which has unique value for live broadcast workflows.

“Additionally, we are excited to introduce our new Chief Revenue Officer Jason Wakeam and Chief Financial Officer Marc Suidan, both accomplished leaders who will help drive our growth strategy.”

Second Quarter 2024 Financial Highlights:

•Revenue of $31.3 million, an increase of 27% year-over-year (YoY).
•B2 Cloud Storage revenue was $15.4 million, an increase of 43% YoY.
•Computer Backup revenue was $15.9 million, an increase of 15% YoY.
◦Gross profit of $17.2 million, or 55% of revenue, compared to $12.1 million or 49% of revenue, in Q2 2023.
•Adjusted gross profit of $24.5 million, or 78% of revenue, compared to $18.4 million or 75% of revenue in Q2 2023.
•Net loss was $10.3 million compared to a net loss of $14.3 million in Q2 2023.
•Net loss per share was $0.25 compared to a net loss per share of $0.41 in Q2 2023.
•Adjusted EBITDA was $2.7 million, or 9% of revenue, compared to $(1.8) million or (7%) of revenue in Q2 2023.
•Non-GAAP net loss of $4.8 million compared to non-GAAP net loss of $8.3 million in Q2 2023.
•Non-GAAP net loss per share of $0.11 compared to a non-GAAP net loss per share of $0.24 in Q2 2023.
•Cash, short-term investments and restricted cash, non-current totaled $28.3 million as of June 30, 2024.

Second Quarter 2024 Operational Highlights:

•Annual recurring revenue (ARR) was $126.3 million, an increase of 30% YoY.
◦B2 Cloud Storage ARR was $62.8 million, an increase of 44% YoY.
◦Computer Backup ARR was $63.5 million, an increase of 18% YoY.
•Net revenue retention (NRR) rate was 114% compared to 110% in Q2 2023.
◦B2 Cloud Storage NRR was 126% compared to 121% in Q2 2023.
◦Computer Backup NRR was 105% compared to 103% in Q2 2023.
•Gross customer retention rate was 90% in Q2 2024 compared to 91% in Q2 2023.
◦B2 Cloud Storage gross customer retention rate was 89% in Q2 2024 compared to 90% in Q2 2023.
◦Computer Backup gross customer retention rate was 90% in Q2 2024 compared to 91% in Q2 2023.

Recent Business Highlights:

•Launched Backblaze B2 Live Read: This patent-pending cloud solution enables customers to access and edit files during the upload process. The initial focus will be on media and entertainment use cases, which will help production teams accelerate their speed to market.
•Continued Up-Market Momentum: Customers contributing over $50,000 in ARR grew more than 55% year over year.
•Introduced Internet2 Peering: The integration of Internet2’s network provides the world's largest research and educational institutions fast access to and easier adoption of B2 Cloud Storage.
•Announced Marc Suidan to join as Chief Financial Officer: Marc brings over 20 years of experience as a public company CFO, strategic advisor and management consultant. As a senior partner at PricewaterhouseCoopers, Marc advised the largest global technology companies. Marc is expected to join Backblaze as CFO on August 16, 2024.
•Hired Jason Wakeam as Chief Revenue Officer: Jason adds decades of experience in building high impact sales, channel, and partner teams and driving competitive market share growth at Hewlett-Packard, Microsoft, Cloudera and SnapLogic.
•Selected for the Russell 2000 Index: The widely used benchmark brings added investor awareness to Backblaze.

Financial Outlook:

Based on information available as of the date of this press release,

For the third quarter of 2024 we expect:
•Revenue between $32.4 million to $32.8 million
•Adjusted EBITDA margin between 9% to 11%
•Basic shares outstanding of 43.0 million to 43.5 million shares

For full-year 2024 we expect:
•Revenue between $126.5 million to $128.5 million
•Adjusted EBITDA margin between 9% to 11%

Conference Call Information:

Backblaze will host a conference call today, August 8, 2024 at 1:30 p.m. PT (4:30 p.m. ET) to review its financial results.

Attend the webcast here: https://edge.media-server.com/mmc/p/47dcvumd
Register to listen by phone here: https://dpregister.com/sreg/10190613/fcff4b25e9

Phone registrants will receive dial-in information via email.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

About Backblaze

Backblaze is the cloud storage innovator delivering a modern alternative to traditional cloud providers. We offer high-performance, secure cloud object storage that customers use to develop applications, manage media, secure backups, build AI workflows, protect from ransomware, and more. Backblaze helps businesses break free from the walled gardens that traditional providers lock customers into, enabling customers to use their data in open cloud workflows with the providers they prefer at a fraction of the cost. Headquartered in San Mateo, CA, Backblaze (Nasdaq: BLZE) was founded in 2007 and serves over 500,000 customers in 175 countries around the world. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook” and statements regarding the use and impact of our IPO proceeds.

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: market competition, including competitors that may have greater size, offerings and resources; effectively managing growth; ability to offer new features and other offerings on a timely basis and achieve desired market adoption; disruption in our service or loss of availability of customers’ data; cyberattacks; ability to attract and retain customers, including increasingly larger customers and the continued growth of data stored by our customers; continued growth consistent with historical levels; the impact of pricing and other product offering changes; material defects or errors in our software; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; ability to remediate and prevent material weaknesses in our internal controls over financial reporting; hiring and retention of key employees; the impact of a pandemic, war or hostilities, including the Israel-Hamas conflict, and other significant world or regional events on our business and the business of our customers, vendors, supply chain and partners; litigation and other disputes; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use non-GAAP adjusted gross margin and adjusted EBITDA margin. These non-GAAP financial measures exclude certain items and are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of the company’s performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP adjusted gross margin and adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit (and Margin)

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross margin as gross profit, exclusive of stock-based compensation expense, depreciation expense of our property and equipment, and amortization expense of capitalized internal-use software included within cost of revenue, as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software, because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross margin provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric eliminates the effects of depreciation and amortization.

Adjusted EBITDA

We define adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, investment income, income tax provision, workforce reduction and related severance charges, and other non-recurring charges. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income adjusted to exclude stock-based compensation and other items we deem non-recurring. We believe that non-GAAP net income (loss), when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Key Business Metrics:

Annual Recurring Revenue (ARR)

We define annual recurring revenue (ARR) as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all Backblaze B2 and Computer Backup arrangements, which represent greater than 98% of our revenue for the periods presented (and excludes Physical Media revenue), for the last month of a period by 12. Our annual recurring revenue for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall annual recurring revenue based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Net Revenue Retention Rate (NRR)

Our overall net revenue retention rate (NRR) is a trailing four-quarter average of the recurring revenue from a cohort of customers in a quarter as compared to the same quarter in the prior year. We calculate our overall net revenue retention rate for a quarter by dividing (i) recurring revenue in the current quarter from any accounts that were active at the end of the same quarter of the prior year by (ii) recurring revenue in the current corresponding quarter from those same accounts. Our overall net revenue retention rate includes any expansion of revenue from existing customers and is net of revenue contraction and customer attrition, and excludes revenue from new customers in the current period. Our net revenue retention rate for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall net revenue retention rate based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Gross Customer Retention Rate

We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we serve a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of the percentage of cohort of customers who were active at the end of the quarter in the prior year that are still active at the end of the current quarter. We calculate our gross customer retention rate for a quarter by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Investors Contact
Mimi Kong
Senior Director, Investor Relations and Corporate Development
ir@backblaze.com

Press Contact
Jeanette Foster
Communications Manager
press@backblaze.com

BACKBLAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,273	$12,502
Short-term investments, net	14,373	16,799
Accounts receivable, net	1,814	800
Prepaid expenses and other current assets	8,252	8,413
Total current assets	33,712	38,514
Restricted cash, non-current	4,682	4,128
Property and equipment, net	41,037	45,600
Operating lease right-of-use assets, net	8,962	9,980
Capitalized internal-use software, net	38,335	32,521
Other assets	1,048	944
Total assets	$127,776	$131,687
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,147	$1,973
Accrued expenses and other current liabilities(1)	5,854	8,768
Finance lease liabilities and lease financing obligations, current	16,951	18,492
Operating lease liabilities, current	1,668	1,878
Deferred revenue, current	29,438	25,976
Total current liabilities	55,058	57,087
Debt facility, non-current	4,682	4,128
Deferred revenue, non-current	4,605	4,073
Finance lease liabilities and lease financing obligations, non-current	10,763	13,310
Operating lease liabilities, non-current	7,570	8,151
Total liabilities	$82,678	$86,749
Commitments and contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 42,886,281 and 39,150,610 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively.	4	4
Additional paid-in capital	213,949	192,388
Accumulated deficit	(168,855)	(147,454)
Total stockholders’ equity	45,098	44,938
Total liabilities and stockholders’ equity	$127,776	$131,687
(1) As of June 30, 2024, the company reclassified certain current liabilities from accounts payable to accrued expenses and other current liabilities. The prior period amount of $0.3 million as of December 31, 2023 has been reclassified to conform with current presentation.

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(unaudited)
Revenue	$31,285	$24,589	$61,253	$47,983
Cost of revenue	14,056	12,538	28,213	24,963
Gross profit	17,229	12,051	33,040	23,020
Operating expenses:
Research and development	9,589	9,925	19,335	20,458
Sales and marketing	10,991	9,875	21,013	20,434
General and administrative	6,458	6,165	13,011	12,842
Total operating expenses	27,038	25,965	53,359	53,734
Loss from operations	(9,809)	(13,914)	(20,319)	(30,714)
Investment income	362	519	746	1,129
Interest expense	(901)	(942)	(1,822)	(1,865)
Loss before provision for income taxes	(10,348)	(14,337)	(21,395)	(31,450)
Income tax provision	—	—	6	—
Net loss	$(10,348)	$(14,337)	$(21,401)	$(31,450)
Net loss per share, basic and diluted	$(0.25)	$(0.41)	$(0.52)	$(0.91)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted(1)	42,151,850	35,149,000	41,188,544	34,539,229
(1) On July 6, 2023, all shares of the Company’s then outstanding Class B common stock were automatically converted into the same number of Class A common stock, pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation. No additional shares of Class B common stock will be issued following such conversion.

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2024	2023
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(21,401)	$(31,450)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Net accretion of discount on investment securities and net realized investment gains	31	(966)
Noncash lease expense on operating leases	1,018	1,293
Depreciation and amortization	13,937	11,864
Stock-based compensation	11,057	10,712
Gain on disposal of assets and other	(6)	(1)
Changes in operating assets and liabilities:
Accounts receivable	(1,014)	30
Prepaid expenses and other current assets	(59)	941
Other assets	(104)	134
Accounts payable	(745)	(245)
Accrued expenses and other current liabilities	(274)	(1,600)
Deferred revenue	3,994	259
Operating lease liabilities	(791)	(1,399)
Net cash provided by (used in) operating activities	5,643	(10,428)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(24,127)	(9,734)
Maturities of marketable securities	26,523	38,500
Proceeds from disposal of property and equipment	184	78
Purchases of property and equipment	(694)	(4,719)
Capitalized internal-use software costs	(6,828)	(7,098)
Net cash (used in) provided by investing activities	(4,942)	17,027
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases and lease financing obligations	(9,711)	(9,734)
Proceeds from debt facility	554	3,529
Principal payments on insurance premium financing	(590)	(1,024)
Proceeds from exercises of stock options	5,012	2,182
Proceeds from ESPP	1,359	1,171
Net cash used in financing activities	(3,376)	(3,876)
Net (decrease) increase in cash and restricted cash, non-current	(2,675)	2,723
Cash, cash equivalents, restricted cash, current and restricted cash, non-current at beginning of period	16,630	11,165
Cash, restricted cash, current and restricted cash, non-current at end of period	$13,955	$13,888
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$1,817	$1,816
Cash paid for income taxes	$42	$58
Cash paid for operating lease liabilities	$1,328	$1,458
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Stock-based compensation included in capitalized internal-use software	$1,965	$2,030
Accrued bonus settled in restricted stock units	$3,507	$1,848
2023 Bonus Plan expense classified as stock-based compensation	$473	$929
2024 Bonus Plan accrual classified as stock-based compensation	$853	$—
Equipment acquired through finance lease and lease financing obligations	$5,989	$8,705
Accruals related to purchases of property and equipment	$18	$224
Assets obtained in exchange for operating lease obligations	$—	$268
Receivable recorded due to stock option exercises pending settlement	$5	$29
RECONCILIATION OF CASH AND RESTRICTED CASH
Cash and cash equivalents	$9,273	$5,886
Restricted cash - included in prepaid expenses and other current assets	$—	$169
Restricted cash, non-current	$4,682	$7,833
Total cash and restricted cash	$13,955	$13,888

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands, except percentages)
Gross profit	$17,229	$12,051	$33,040	$23,020
Adjustments:
Stock-based compensation	354	387	740	803
Depreciation and amortization	6,879	5,985	13,653	11,555
Adjusted gross profit	$24,462	$18,423	$47,433	$35,378
Gross margin	55%	49%	54%	48%
Adjusted gross margin	78%	75%	77%	74%

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands, except percentages)
Net loss	$(10,348)	$(14,337)	$(21,401)	$(31,450)
Adjustments:
Depreciation and amortization	7,025	6,131	13,937	11,864
Stock-based compensation(1)	5,528	4,884	11,057	10,587
Interest expense and investment income	539	423	1,076	736
Income tax provision	—	—	6	—
Workforce reduction and related severance charges	—	1,147	—	3,604
Adjusted EBITDA	$2,744	$(1,752)	$4,675	$(4,659)
Adjusted EBITDA margin	9%	(7)%	8%	(10)%
(1) During the six months ended June 30, 2023, $125 thousand of stock-based compensation expense is classified as workforce reduction and related severance charges in the table above as it was incurred as part of our restructuring program.
Non-GAAP Net Loss

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands, except share and per share data)
Net loss	$(10,348)	$(14,337)	$(21,401)	$(31,450)
Adjustments:
Stock-based compensation(1)	5,528	4,884	11,057	10,587
Workforce reduction and related severance charges	—	1,147	—	3,604
Non-GAAP net loss	$(4,820)	$(8,306)	$(10,344)	$(17,259)
Non-GAAP net loss per share, basic and diluted	$(0.11)	$(0.24)	$(0.25)	$(0.50)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted(2)	42,151,850	35,149,000	41,188,544	34,539,229
(1) During the six months ended June 30, 2023, $125 thousand of stock-based compensation expense is classified as workforce reduction and related severance charges in the table above as it was incurred as part of our restructuring program.
(2) On July 6, 2023, all shares of the Company’s then outstanding Class B common stock were automatically converted into the same number of Class A common stock, pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation. No additional shares of Class B common stock will be issued following such conversion.

BACKBLAZE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)
Stock-based Compensation

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands, unaudited)
Cost of revenue	$354	$387	$740	$803
Research and development	2,250	1,788	4,358	3,921
Sales and marketing	1,762	1,717	3,584	3,869
General and administrative	1,162	992	2,375	2,119
Total stock-based compensation expense	$5,528	$4,884	$11,057	$10,712